LIMITED POWER OF ATTORNEY

	Know all persons by these presents, that the undersigned does hereby make, constitute and appoint Christine S. Wheatley, Stacey M. Heiser, and Dorothy D. Roberts, and each of them (with full power to each of them to act alone), her true and lawful attorney-in-fact to:

(1)	prepare, execute, acknowledge, deliver and file a Form ID (including any amendments thereto) and any other documents necessary or appropriate to obtain new and/or replacement codes and passwords enabling the undersigned to make electronic filings with the U.S. Securities and Exchange Commission of reports required by Section 16(a) of the Securities and Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");

(2)	prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of The Kroger Co. (the
"Company") with the U.S. Securities and Exchange Commission and any national securities exchanges, as considered necessary or advisable under Section 16(a)
of the Exchange Act;

(3)	seek or obtain, as the undersigneds representative on the undersigneds behalf, information on transactions in the Companys securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the foregoing attorney-in-fact and approves and ratifies any such release of information; and

(4)	perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing as the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigneds holdings of and any transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 10th day of March, 2022.


						/s/ Kenneth C. Kimball
						Kenneth C. Kimball